Exhibit 21.1
Subsidiaries of the Registrant
As of December 31, 2019

Subsidiary	Jurisdiction	% Owned
Borden Chemical Holdings (Panama) S.A.	Panama	100%
Borden Chemical UK Limited	UK	100%
Borden International Holdings Limited	UK	100%
Hexion (Caojing) Limited	Hong Kong	100%
Hexion (N.Z.) Limited	New Zealand	100%
Hexion 2 U.S. Finance Corp	Delaware	100%
Hexion Australia Finance Pty Ltd	Australia	100%
Hexion Australia General Partner Pty Ltd	Australia	99.9%
Hexion Australia Limited Partnership	Australia	100%
Hexion B.V.	Netherlands	100%
Hexion Brazil Coöperatief U.A.	Netherlands	100%
Hexion Canada Inc.	Canada	100%
Hexion Chemicals India Private Limited	India	99.99%
Hexion CI Holding Company (China) LLC	Delaware	100%
Hexion Deer Park LLC	Delaware	100%
Hexion Europe B.V.	Netherlands	100%
Hexion Germany GmbH	Germany	94.79%
Hexion GmbH	Germany	94.79%
Hexion Holding B.V.	Netherlands	100%
Hexion Holding Germany GmbH	Germany	100%
Hexion Holdings (China) Limited	Hong Kong	100%
Hexion HSM Holdings LLC	Delaware	100%
Hexion Industria e Comercio de Epoxi Ltda.	Brazil	99%
Hexion International Coöperatief U.A.	Netherlands	35%
Hexion International Holdings B.V.	Netherlands	100%
Hexion International Inc.	Delaware	100%
Hexion Investments Inc.	Delaware	100%
Hexion Italia S.r.l.	Italy	100%
Hexion Korea Company Limited	Korea	100%
Hexion Management (Shanghai) Co., Ltd.	China	100%
Hexion Moerdijk Lease B.V.	Netherlands	100%
Hexion New Materials (Shanghai) Co., Ltd.	China	100%
Hexion Nimbus Asset Holdings LLC	Delaware	100%
Hexion Nimbus Inc.	Delaware	100%
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada	100%
Hexion Ontario Inc.	Ontario	100%
Hexion Oy	Finland	100%

Subsidiary	Jurisdiction	% Owned
Hexion Pernis Lease B.V.	Netherlands	100%
Hexion Pty Ltd	Australia	100%
Hexion Quimica do Brasil Ltda.	Brazil	99.99%
Hexion Quimica S. A.	Panama	100%
Hexion Research Belgium SA	Belgium	99.99%
Hexion SarL	France	100%
Hexion Shanxi Holdings Limited	Hong Kong	100%
Hexion Singapore Pte. Ltd.	Singapore	100%
Hexion Specialty Chemicals Barbastro S.A.	Spain	100%
Hexion Specialty Chemicals Iberica S.A.	Spain	100%
Hexion Specialty Chemicals Lda.	Portugal	69.7%
Hexion Stanlow Limited	UK	100%
Hexion Stuttgart GmbH	Germany	100%
Hexion Technology (Shanghai) Co. Ltd.	China	100%
Hexion UK Holding Limited	UK	100%
Hexion UK Limited	UK	100%
Hexion UV Coatings (Shanghai) Limited	Hong Kong	100%
Hexion VAD BV	Netherlands	100%
Hexion VAD LLC	Delaware	100%
InfraTec Duisburg GmbH	Germany	70%
Lawter International Inc.	Delaware	100%
Momentive Union Specialty Chemicals Limited	Hong Kong	100%
Momentive UV Coatings (Shanghai) Co., Ltd.	China	49.99%
NL Coop Holdings LLC	Delaware	100%
North American Sugar Industries Incorporated	New Jersey	100%
PT Hexion Lestari Nusantara	Indonesia	100%
Resolution Research Nederland B.V.	Netherlands	100%
Zhenjiang Momentive Union Specialty Chemicals Ltd.	China	100%